UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2013

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Katy Industries, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders approved two proposals.  The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting.

Proposal 1

The Company’s stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christopher W. Anderson	4,898,429	662,710	1,677,003
William F. Andrews	4,905,153	655,986	1,677,003
Samuel P. Frieder	4,898,429	662,710	1,677,003
Shant Mardirossian	4,893,529	667,610	1,677,003

Proposal 2

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for 2012, as set forth below:

Votes For	Votes Against	Abstentions
7,062,862	3,245	172,032

Proposal 3

The Company’s stockholders approved, on an advisory (non-binding) basis, executive compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,969,311	586,562	5,266	1,677,003

Proposal 4

The Company’s stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on a three-year interval, as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,476,449	1,465	3,000,934	1,082,291	1,677,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)
By:	/s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date: May 29, 2013